EXHIBIT 10.12

                          MANAGEMENT SERVICES AGREEMENT

     This MANAGEMENT SERVICES AGREEMENT (this "Management Agreement"), dated as of September 20, 2000, is made by and between Veterinary Centers of America, Inc., a Delaware corporation ("VCA"), and Vicar Operating, Inc., a Delaware corporation ("Operating Company"), on the one hand (jointly and severally, the "Company"), and Leonard Green & Partners, L.P. ("LGP"), on the other hand.

     WHEREAS, the Company desires to obtain from LGP, and LGP desires to provide, certain investment banking, management, consulting and financial planning services on an ongoing basis and certain financial advisory and investment banking services in connection with major financial transactions that may be undertaken by the Company from time to time in the future;

     WHEREAS, VCA has recently consummated the merger of Vicar Recap, Inc., a Delaware corporation ("Recap"), with and into VCA pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 11, 2000, by and among VCA, Operating Company and Recap, as the same may be amended from time to time;

     WHEREAS, this Management Agreement has been approved by VCA's and Operating Company's respective boards of directors, including a majority of the members of VCA's board of directors who have not been nominated by Green Equity Investors III, L.P., a Delaware limited partnership ("GEI III"), or its affiliates; and

     WHEREAS, this Management Agreement has been approved by a majority of VCA's and Operating Company's respective stockholders, including a majority of VCA's stockholders other than GEI III or its affiliates.

     NOW, THEREFORE, in consideration of their mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

     1. RETENTION OF SERVICES.

     1.1 INVESTMENT BANKING SERVICES. Subject to the terms and conditions hereof, the Company hereby retains LGP, and LGP hereby agrees to be retained by the Company, to provide investment banking services to the Company.

     1.2 GENERAL SERVICES. Subject to the terms and conditions hereof, the Company hereby retains LGP, and LGP hereby agrees to be retained by the Company, to provide management, consulting and financial planning services to the Company on an ongoing basis in connection with the operation and growth of the Company and its subsidiaries during the term of this Management Agreement (the "General Services").

     1.3 MAJOR TRANSACTION SERVICES. Subject to the terms and conditions hereof, the Company hereby retains LGP, and LGP hereby agrees to be retained by the Company, to provide financial advisory and investment banking services to the Company in


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connection with major financial transactions that may be undertaken from time to time in the future (the "Major Transaction Services" and, together with the General Services, the "Services").

     2. COMPENSATION.

     2.1 GENERAL SERVICES FEE. In consideration of the General Services, the Company shall pay LGP an annual fee payable in cash equal to $2,480,000, which annual fee shall be increased (a "Fee Increase") by 1.6% of any additional capital invested by GEI III, any of its affiliates, or any of its co-investors in the Company (such annual fee, as adjusted if applicable, shall be referred to as the "Annual Fee"). Any such increase shall take effect in the year such additional investment is made and shall apply to the Annual Fee for such year and each subsequent year, regardless of the time of the year such investment is made. The Annual Fee shall be payable by the Company in equal monthly installments (subject to any additional amounts necessary to be paid to satisfy its obligation with respect to a Fee Increase in the year such Fee Increase occurs), in advance, on the first business day of each month commencing on the first such day following the date hereof, without regard to the amount of services actually performed by LGP.

     2.2 MAJOR TRANSACTION SERVICES FEE. In consideration of any Major Transaction Services provided by LGP from time to time, the Company shall pay LGP normal and customary fees for services of like kind, taking into consideration all relevant factors, including, but not limited to, the complexity of the subject transaction, the time devoted to providing such services and the value of LGP's investment banking expertise and relationships within the business and financial community.

     2.3 STRUCTURING FEE. In connection with the Services provided to Recap in connection with the transactions contemplated by, and pursuant to the terms of, the Merger Agreement, the Company acknowledges its obligation to pay to LGP a structuring fee of $7,500,000, payable in cash.

     2.4 EXPENSES. In addition to the fees to be paid to LGP under Sections 2.1,
2.2 and 2.3 hereof, the Company shall pay to, or on behalf of, LGP, promptly as billed, all reasonable and documented out-of-pocket expenses incurred by LGP in connection with the Services rendered hereunder. Such expenses shall include, among other things, fees and disbursements of counsel, travel expenses, word processing charges, messenger and duplicating services, telephone and facsimile expenses, and other customary expenditures.

     3. TERM.

     3.1 TERMINATION. This Management Agreement shall terminate on the tenth anniversary of this Management Agreement.

     3.2 SURVIVAL OF CERTAIN OBLIGATIONS. Notwithstanding any other provision hereof, the obligations of the Company to pay amounts due with respect to periods prior to the termination hereof pursuant to Section 2 hereof and the provisions of Sections 4 and 5 hereof shall survive any termination of this Management Agreement.


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     4. DECISIONS/AUTHORITY OF ADVISOR.

     4.1 LIMITATION ON LGP LIABILITY. The Company reserves the right to make all decisions with regard to any matter upon which LGP has rendered its advice and consultation, and there shall be no liability to LGP for any such advice accepted by the Company pursuant to the provisions of this Management Agreement.

     4.2 INDEPENDENT CONTRACTOR. LGP shall act solely as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services. As an independent contractor, LGP shall have authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Company. Nothing contained in this Management Agreement shall constitute LGP or any of its affiliates a partner of, or joint venturer with, the Company.

     5. INDEMNIFICATION.

     5.1 INDEMNIFICATION/REIMBURSEMENT OF EXPENSES. The Company shall (i) indemnify LGP, GEI III, and their respective affiliates, and the partners, directors, officers, employees, agents and controlling persons of LGP, GEI III and their respective affiliates (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or any other advice or services contemplated by this Management Agreement or the engagement of LGP pursuant to, and the performance by LGP of the Services contemplated by, this Management Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable and documented attorneys' fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by, or on behalf of, the Company and whether or not resulting in any liability.

     5.2 LIMITED LIABILITY. The Company shall not be liable under the indemnification contained in Section 5.1 hereof to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from LGP's willful misconduct or gross negligence. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, holders of securities of the Company or creditors of the Company related to or arising out of the engagement of LGP pursuant to, or the performance by LGP of the Services contemplated by, this Management Agreement.

     6. MISCELLANEOUS.

     6.1 ASSIGNMENT. None of the parties hereto shall assign this Management Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other parties; PROVIDED, HOWEVER, that, without obtaining such consent,


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LGP may assign this Management Agreement or its rights and obligations hereunder to: (i) any of its affiliates; (ii) any investment manager, investment advisor or partner of LGP, or any principal or beneficial owner of any of the foregoing; or (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or partner, or any principal or beneficial owner of any of the foregoing, is either LGP or any person identified in (i) or (ii) above. Subject to the foregoing, this Management Agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof.

     6.2 GOVERNING LAW. This Management Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts made and performed within the State of Delaware without regard to principles of conflict of laws.

     6.3 SEVERABILITY. If any term, provision, covenant or restriction of this Management Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     6.4 ENTIRE AGREEMENT. This Management Agreement contains the entire agreement between the parties with respect to the subject matter of this Management Agreement and supersedes all written or verbal representations, warranties, commitments and other understandings with respect to the subject matter of this Management Agreement prior to the date of this Management Agreement.

     6.5 FURTHER ASSURANCES. Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary to consummate the transactions contemplated by this Management Agreement. The parties agree to take such further action and to deliver or cause to be delivered any additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Management Agreement and the agreements and transactions contemplated hereby.

     6.6 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Management Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover reasonable and documented attorneys' fees in addition to any other available remedy.

     6.7 HEADINGS. The headings in this Management Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.


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     6.8 AMENDMENT AND WAIVER. This Management Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

     6.9 COUNTERPARTS. This Management Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties have executed this Management Services
Agreement on the date first appearing above.


                                       VETERINARY CENTERS OF AMERICA, INC.


                                       By:  /S/ ROBERT L. ANTIN
                                          ------------------------------------
                                          Name:  Robert L. Antin
                                                ------------------------------
                                          Title:
                                                ------------------------------



                                       VICAR OPERATING, INC.


                                       By:  /S/ ROBERT L. ANTIN
                                          ------------------------------------
                                          Name:  Robert L. Antin
                                                ------------------------------
                                          Title:
                                                ------------------------------



                                       LEONARD GREEN & PARTNERS, L.P.

                                       By: LGP Management, Inc.

                                       By:  /S/ JOHN DANHAKL
                                          ------------------------------------
                                          Name:  John Danhakl
                                                ------------------------------
                                          Title:
                                                ------------------------------


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